Exhibit 22.4

9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

Security Class Class A

Holder Account Number

Intermediary

  Voting Instruction Form ("VIF") — Annual Meeting to be held on May 2, 2006

NON-REGISTERED (BENEFICIAL) HOLDERS

NON-REGISTERED (BENEFICIAL) HOLDERS

1.
We are sending to you the enclosed proxy-related materials that relate to a meeting of the shareholders of the series or class of securities that are held on your behalf by the intermediary identified above. Unless you attend the meeting and vote in person (or have someone else do so on your behalf), your securities can be voted only by management, as proxy holder of the registered holder, in accordance with your instructions.

2.
We are prohibited from voting these securities on any of the matters to be acted upon at the meeting without your specific voting instructions. In order for these securities to be voted at the meeting, it will be necessary for us to have your specific voting instructions. Please complete and return the information requested in this VIF to provide your voting instructions to us promptly.

3.
Every shareholder has the right to appoint some other person of their choice, who need not be a shareholder, to attend and act on their behalf at the meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen appointee in the space provided (see reverse).

4.
This VIF should be signed by you in the exact manner as your name appears on the VIF. If these voting instructions are given on behalf of a body corporate set out the full legal name of the body corporate, the name and position of the person giving voting instructions on behalf of the body corporate and the address for service of the body corporate.

5.
If this VIF is not dated, it will be deemed to bear the date on which it is mailed by management to you.

6.
When properly signed and delivered, securities represented by this VIF will be voted as directed by you, however, if such a direction is not made in respect of any matter, the VIF will direct the voting of the securities to be made FOR the election of the management nominees listed in item 1 and FOR item 2 (see reverse).

7.
This VIF confers discretionary authority on the appointee to vote as the appointee sees fit in respect of amendments or variations to the matters identified in the Notice of Meeting and in respect of all other business or other matters as may properly come before the meeting or any adjournments or postponements thereof.

8.
Should you wish to attend the meeting and vote in person, please write your name in the place provided for that purpose in this VIF and we will send to you a form of legal proxy which will grant you the right to attend the meeting and vote in person. If you require assistance in that regard, please contact the Registered Representative who services your account (see reverse).

9.
Your voting instructions will be recorded on receipt of the VIF and a legal form of proxy will be submitted on your behalf.

10.
By providing voting instructions as requested, you are acknowledging that you are the beneficial owner of, and are entitled to instruct us with respect to the voting of, these securities.

11.
If you have any questions regarding the enclosed documents, please contact the Registered Representative who services your account.

12.
This VIF should be read in conjunction with the accompanying Management Information Circular/Proxy Statement.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS AWEEK!

Voting by mail may be the only method for holdings held in the name of a corporation or holdings being voted on behalf of another individual.

Voting by mail, Internet or fax only methods by which a holder may appoint a person as proxyholder other than the Management appointees named on the reverse of this Proxy. Instead of mailing this Proxy, you may choose one of the three other voting methods outlined below to vote this Proxy.

• Call the toll free number listed BELOW from a touch tone telephone. There is NO CHARGE for this call. • Voting Instructions must be received by 5:00 pm, Eastern Time, on April 28, 2006.	• Go to the following web site: • Voting Instructions must be received by 5:00 pm, Eastern Time, on April 28, 2006.	• Complete, sign and date the reverse hereof. • Return this VIF in the envelope provided.	• Complete, sign and date the reverse hereof. • Fax to 1-866-249-7775 for within Canada and 416-263-9524 for outside of Canada.

If you vote by telephone, Internet or fax, DO NOT mail back this Proxy.

Proxies submitted must be received by 5:00 pm, Eastern Time, on April 28, 2006 to be valid. Please refer to the Management Information Circular/Proxy Statement for further information.

Appointee(s)

The undersigned non-registered (beneficial) holder of Magna International Inc. (the "Corporation") hereby appoints Frank Stronach, or failing him Donald J. Walker, or failing him Siegfried Wolf	OR	Print the name of the person you are appointing if this person is someone other than the Management Appointee(s) (see instructions 3 and 8 on reverse).

1.    Election of Directors The nominees proposed by Management are:

01. William H. Fike; 02. Manfred Gingl; 03. Michael D. Harris; 04. Edward C. Lumley; 05. Klaus Mangold; 06. Donald Resnick; 07. Royden R. Richardson; 08. Frank Stronach; 09. Franz Vranitzky; 10. Donald J. Walker; 11. Siegfried Wolf; 12. Lawrence D. Worrall.

Vote FOR all nominees listed above.	➢	☐
Vote FOR all nominees listed above other than:	➢	☐	Please specify the name of the individual(s):

WITHHOLD vote for all nominees listed above:	➢	☐

2. Appointment of Auditors
Re-appointment of Ernst & Young LLP as the Auditor of the Corporation, based on the recommendation of the Audit Committee of the Board of Directors, and authorizing the Audit Committee to fix the Auditor's remuneration.	Vote For	➢	☐	Withhold Vote For	➢	☐

Authorized Signature(s) — Sign Here — This section must be completed for your instructions to be executed.

If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this VIF with signing capacity stated. If no voting instructions are indicated above, this VIF will direct the voting of the securities to be made FOR the election of the management nominees listed in item 1 and FOR item 2 (see above).

Signature(s)

Date

Financial Statements / Reports Request	Interim Financial Statements		Annual Reports

In accordance with securities regulations, shareholders may elect annually to receive financial statements and/or certain reports, if they so request. If you wish to receive such mailings, please mark your selection.	☐	Mark this box if you WOULD like to receive interim financial statements along with the related management's discussion and analysis by mail. You may also register online to receive financial statements along with the related management's discussion and analysis at www.computershare.com/mailinglist	☐	Mark this box if you WOULD like to receive the Annual Report (including financial statements and the related management's discussion and analysis) by mail. You may also register online to receive annual reports at www.computershare.com/ca/mailinglist	☐	Mark this box if you wish to receive a legal form of proxy (see Note #8 on reverse).

If you do not mark the box, or do not return this VIF or register online, then it will be assumed you do NOT want to receive financial statements and annual reports.

9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

Security Class Class B

Holder Account Number

Intermediary

  Voting Instruction Form ("VIF") — Annual Meeting to be held on May 2, 2006

NON-REGISTERED (BENEFICIAL) HOLDERS

NON-REGISTERED (BENEFICIAL) HOLDERS

1.
We are sending to you the enclosed proxy-related materials that relate to a meeting of the shareholders of the series or class of securities that are held on your behalf by the intermediary identified above. Unless you attend the meeting and vote in person (or have someone else do so on your behalf), your securities can be voted only by management, as proxy holder of the registered holder, in accordance with your instructions.

2.
We are prohibited from voting these securities on any of the matters to be acted upon at the meeting without your specific voting instructions. In order for these securities to be voted at the meeting, it will be necessary for us to have your specific voting instructions. Please complete and return the information requested in this VIF to provide your voting instructions to us promptly.

3.
Every shareholder has the right to appoint some other person of their choice, who need not be a shareholder, to attend and act on their behalf at the meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen appointee in the space provided (see reverse).

4.
This VIF should be signed by you in the exact manner as your name appears on the VIF. If these voting instructions are given on behalf of a body corporate set out the full legal name of the body corporate, the name and position of the person giving voting instructions on behalf of the body corporate and the address for service of the body corporate.

5.
If this VIF is not dated, it will be deemed to bear the date on which it is mailed by management to you.

6.
When properly signed and delivered, securities represented by this VIF will be voted as directed by you, however, if such a direction is not made in respect of any matter, the VIF will direct the voting of the securities to be made FOR the election of the management nominees listed in item 1 and FOR item 2 (see reverse).

7.
This VIF confers discretionary authority on the appointee to vote as the appointee sees fit in respect of amendments or variations to the matters identified in the Notice of Meeting and in respect of all other business or other matters as may properly come before the meeting or any adjournments or postponements thereof.

8.
Should you wish to attend the meeting and vote in person, please write your name in the place provided for that purpose in this VIF and we will send to you a form of legal proxy which will grant you the right to attend the meeting and vote in person. If you require assistance in that regard, please contact the Registered Representative who services your account (see reverse).

9.
Your voting instructions will be recorded on receipt of the VIF and a legal form of proxy will be submitted on your behalf.

10.
By providing voting instructions as requested, you are acknowledging that you are the beneficial owner of, and are entitled to instruct us with respect to the voting of, these securities.

11.
If you have any questions regarding the enclosed documents, please contact the Registered Representative who services your account.

12.
This VIF should be read in conjunction with the accompanying Management Information Circular/Proxy Statement.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS AWEEK!

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may choose an appointee other than the Management appointees named on the reverse of this VIF. Instead of mailing this VIF, you may choose one of the three other voting methods outlined below to vote this VIF. Have this VIF in hand if you call.

• Call the toll free number listed BELOW from a touch tone telephone. There is NO CHARGE for this call. • Voting Instructions must be received by 5:00 pm, Eastern Time, on April 28, 2006.	• Go to the following web site: • Voting Instructions must be received by 5:00 pm, Eastern Time, on April 28, 2006.	• Complete, sign and date the reverse hereof. • Return this VIF in the envelope provided.	• Complete, sign and date the reverse hereof. • Fax to 1-866-249-7775 for within Canada and 416-263-9524 for outside of Canada.

If you vote by telephone, Internet or fax, DO NOT mail back this VIF.

If voting by mail, VIFs should be received by 5:00 pm, Eastern Time, on April 28, 2006 to be valid. Please refer to the Management Information Circular/Proxy Statement for further information.

Appointee(s)

The undersigned non-registered (beneficial) holder of Magna International Inc. (the "Corporation") hereby appoints Frank Stronach, or failing him Donald J. Walker, or failing him Siegfried Wolf	OR	Print the name of the person you are appointing if this person is someone other than the Management Appointee(s) (see instructions 3 and 8 on reverse).

1.    Election of Directors The nominees proposed by Management are:

01. William H. Fike; 02. Manfred Gingl; 03. Michael D. Harris; 04. Edward C. Lumley; 05. Klaus Mangold; 06. Donald Resnick; 07. Royden R. Richardson; 08. Frank Stronach; 09. Franz Vranitzky; 10. Donald J. Walker; 11. Siegfried Wolf; 12. Lawrence D. Worrall.

Vote FOR all nominees listed above.	➢	☐
Vote FOR all nominees listed above other than:	➢	☐	Please specify the name of the individual(s):

WITHHOLD vote for all nominees listed above:	➢	☐

2. Appointment of Auditors
Re-appointment of Ernst & Young LLP as the Auditor of the Corporation, based on the recommendation of the Audit Committee of the Board of Directors, and authorizing the Audit Committee to fix the Auditor's remuneration.	Vote For	➢	☐	Withhold Vote For	➢	☐

Authorized Signature(s) — Sign Here — This section must be completed for your instructions to be executed.

If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this VIF with signing capacity stated. If no voting instructions are indicated above, this VIF will direct the voting of the securities to be made FOR the election of the management nominees listed in item 1 and FOR item 2 (see above).

Signature(s)

Date

Financial Statements / Reports Request	Interim Financial Statements		Annual Reports

In accordance with securities regulations, shareholders may elect annually to receive financial statements and/or certain reports, if they so request. If you wish to receive such mailings, please mark your selection.	☐	Mark this box if you WOULD like to receive interim financial statements along with the related management's discussion and analysis by mail. You may also register online to receive financial statements along with the related management's discussion and analysis at www.computershare.com/mailinglist	☐	Mark this box if you WOULD like to receive the Annual Report (including financial statements and the related management's discussion and analysis) by mail. You may also register online to receive annual reports at www.computershare.com/ca/mailinglist	☐	Mark this box if you wish to receive a legal form of proxy (see Note #8 on reverse).

If you do not mark the box, or do not return this VIF or register online, then it will be assumed you do NOT want to receive financial statements and annual reports.